UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2008

TORRENT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-19949	84-1153522
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

11918 SE Division, Suite 197 Portland, Oregon 97266 (Address of principal executive offices)
(503) 224-0072
(Registrant's telephone number, including area code)

No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Torrent Energy Corporation (the "Company") is party to an Investment Agreement, dated as of June 28, 2006 (the "Investment Agreement"), with YA Global Investments, L.P. (formerly Cornell Capital Partners, L.P.) ("YA Global"), pursuant to which the Company issued to YA Global 25,000 shares of Series E Convertible Preferred Stock.  On August 1, 2008, the Company failed to make the final mandatory redemption payment required under the terms of the Investment Agreement and related transaction documents.  Pursuant to the terms of the Investment Agreement and related transaction documents, the failure to make such payment constitutes an Event of Default, upon which YA Global may require the Company to redeem all or any portion of its Series E Preferred Shares.  As previously disclosed in the Company's current report on Form 8-K filed with the Commission on February 14, 2008, YA Global has already demanded that the Company redeem all of YA Global's shares of Series E Convertible Preferred Stock for the full liquidation amount, plus accumulated and unpaid dividends thereon.

As previously disclosed in the Company's current report on Form 8-K filed with the Commission on June 3, 2008, the Company commenced Chapter 11 proceedings (Case No. 08-32638) by filing a voluntary petition for reorganization under the Bankruptcy Code, with the United States Bankruptcy Court for the District of Oregon (the “Bankruptcy Court”) on June 2, 2008.  As previously announced in the Company's current report on Form 8-K filed with the Commission on June 16, 2008, the Company filed with the Bankruptcy Court: (a) its Joint Plan of Reorganization for Reorganizing Debtors (the “Reorganization Plan”) and (b) its Disclosure Statement Regarding Joint Plan of Reorganization for Reorganizing Debtors (the “Disclosure Statement”).   The Company is seeking approval of the Reorganization Plan by impaired creditors and equity holders, including YA Global, and confirmation of the plan by the Bankruptcy Court, all in accordance with the applicable provisions of the Bankruptcy Code.  Bankruptcy law does not permit solicitation of acceptances of the Reorganization Plan until the Bankruptcy Court approves the Disclosure Statement.  Accordingly, none of this report, the Reorganization Plan or the Disclosure Statement is intended to be, nor should any of the report, the Reorganization Plan or the Disclosure Statement be construed as, a solicitation for a vote on the Reorganization Plan.  The Reorganization Plan will become effective only if the Company receives the requisite stakeholder approval and the Reorganization Plan is confirmed by the Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

Date: August 5, 2008	By:	/s/ Peter J. Craven
Peter J. Craven
Chief Financial Officer